AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 15th day of May, 2013, to the Transfer Agent Servicing Agreement, dated as of April 6, 2011, as amended (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

            WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Managed Portfolio Series:

Exhibit O, the Hilton Yield Plus Fund, is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: ______________________________	By: ________________________________

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit O to the Managed Portfolio Series Transfer Agent Servicing Agreement

Name of Series
Hilton Yield Plus Fund

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at May, 2013
Annual Service Charges to the Fund*
▪  Base Fee Per CUSIP                                                                      $ [  ] /year
▪  NSCC Level 3 Accounts                                                                $[  ] /open account
▪  No-Load Fund Accounts                                                              $[  ] /open account
▪  Load Fund Accounts                                                                     $[  ] /open account
▪  Closed Accounts                                                                            $[  ]/closed account

Services Included in Annual Base Fee Per CUSIP
▪  Report Source - Client on-line access to fund and investor data.
▪  NSCC System Interface
▪  Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪  Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪  12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Activity Charges
▪  Manual Shareholder Transaction & Correspondence                   $[  ]/event
▪  Omnibus Account Transaction                                                         $[  ]/transaction
▪  Telephone Calls                                                                                    $[  ] /minute
▪  Voice Response Calls                                                                          $[  ] /call
▪  Daily Valuation/Manual 401k Trade                                                  $[  ] /trade

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, and travel.
Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

See signature of Hilton Capital Management, LLC on page 6

Exhibit O to the Managed Portfolio Series – Transfer Agent Fees at May, 2013
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪  FAN Web Premium (Fund Groups over 50,000 open accounts)
    − Implementation - $[  ] /fund group – includes up to 25 hours of technical/BSA support
    − Annual Base Fee - $[  ] /year
▪  FAN Web Select (Fund Groups under 50,000 open accounts)
    − Implementation - $[  ] /fund group – includes up to 10 hours of technical/BSA support
    − Annual Base Fee - $[  ] /year
▪  FAN Web Direct (API) – Quoted Separately
▪  Customization - $[  ] 5 /hour
▪  Activity (Session) Fees:
    − Inquiry - $[  ] /event
    − Account Maintenance - $[  ] /event
    − Transaction – financial transactions, reorder statements, etc. - $[  ] /event
    − New Account Setup - $[  ] /event (Not available with FAN Web Select)
▪  Strong Authentication:
    − $[  ] /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices.  Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
▪  Initial Implementation Site Setup Fee - $[  ]
▪  Monthly Base Fee - $[  ]
▪  Transaction Fees:
    - Inquiry - $[  ] /event
    - Maintenance - $[  ] /event
    - Transaction - $[  ] /event
    - New Account Establishment Setup - $[  ] /event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪  Base Fee Per Management Company – file generation and delivery - $[  ] /year
▪  Per Record Charge
    − Rep/Branch/ID - $[  ]
    − Dealer - $[  ]
▪  Price Files - $[  ] /record or $[  ] /user per month, whichever is less

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪  Inquiry Only
    − Inquiry - $[  ] /event
    − Per broker ID - $[  ] /month per ID
▪  Transaction Processing
    − Implementation - $[  ] /management company
    − Transaction – purchase, redeem, exchange, literature order - $[  ] /event
    − New Account Setup – $[  ] /event
    − Monthly Minimum Charge - $[  ] /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
− $[  ] /fund group

Exhibit N (continued) - Managed Portfolio Series Transfer Agent Servicing AgreementExhibit O to the Managed Portfolio Series – Transfer Agent Fees at May, 2013

Vision Electronic Statements (Continued)
▪ Load charges
− $[  ] /image
▪ Archive charge (for any image stored beyond 2 years)
− $[  ] /document
*Normal Vision ID and activity charges also apply.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ BDS – Statement Storage & Retrieval
-  Setup: $[  ] /user
-  Support: $[  ] /user per month
Additional Data Delivery Services
▪ Ad Hoc/ PowerSelect File Development
- Setup: $[  ] /request (Includes up to 2 hours of programming. If beyond, additional time will be $[  ] / hour consultation and development.)
- Support: $[  ] /file per month
- Files can be scheduled for delivery via Report Source.
▪ Custom Electronic File Exchange (DDS delivery of standard TIP files)
- Setup: $[  ] one-time fee
- Support: $[  ] /file per month
Recordkeeping Application Access
▪ Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
− $[  ] implementation
− $[  ] /month
▪ Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
− Cost varies depending upon location and bandwidth
▪ TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
− $[  ] implementation
− $[  ] /ID per month
▪ TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
− $[  ] implementation
− $[  ] /ID per month
▪ TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
− $[  ] implementation
− $[  ] /ID per month
▪ Automated Work Distributor (AWD) – Image and workflow application.
− $[  ] implementation
− $[  ] /ID per month
▪ Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
− $[  ] implementation
− $[  ] /ID per month
▪ PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
− $[  ] /month
Programming Charges
▪ $[  ] /hour
▪ Charges incurred for customized services based upon fund family requirements including but not limited to:
- Fund setup programming (transfer agent system, statements, options, etc.)
- Conversion programming
- Customized service development
- Voice response system setup (menu selections, shareholder system integration, testing, etc.)
- All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements

Exhibit O (continued) to the Managed Portfolio Series Transfer Agent Servicing Agreement

Transfer Agent Training Services
▪	On-site at USBFS - $[ ] /day
▪	At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$[ ] /direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$[ ] setup /fund group
▪	$[ ] /month administration
▪	$[ ] /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$[ ] /fund group per month

Literature Fulfillment Services*
▪	Account Management
−	$[ ] /month
▪	Inbound Teleservicing Only
−	Account Management - $[ ] /month
−	Call Servicing - $[ ] /minute
▪	Lead Conversion Reporting
−	$[ ] /month
▪	Closed Loop Reporting
−	Account Management - $[ ] /month
−	Database Installation, Setup - $[ ] /fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪	$[ ] /monthly report

Exhibit O to the Managed Portfolio Series – Transfer Agent Fees at May, 2013
FAF Money Market Fund Service Organizations
▪	$[ ] /money market share class per year
▪	Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$[ ] /qualified plan account or Coverdell ESA account (Cap at $[ ]/SSN)
▪	$[ ] /transfer to successor trustee
▪	$[ ] /participant distribution (Excluding SWPs)
▪	$[ ] /refund of excess contribution
▪	$[ ] /reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$[ ] /outgoing wire transfer or overnight delivery
▪	$[ ] /telephone exchange
▪	$[ ] /return check or ACH or stop payment
▪	$[ ] /research request per account (Cap at $25.00 /request) (This fee applies to requests for statements older than the prior year)
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$[ ] setup/fund group
▪	$[ ] /certificate transaction
Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $[ ]
-	10 Users – $[ ]
-	20 Users – $[ ]
-	30 Users – $[ ]
-	40 Users – $[ ]
-	50 Users – $[ ]
▪	Training
-	WebEx - $[ ] /user
-	On Site at USBFS - $[ ] /day
-	At Client Location - $[ ] /day plus travel and out-of-pocket expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $[ ] /hour (8 hour estimate)
-	Recurring (per feed) - $[ ] /month
CUSIP Setup
▪	Subsequent CUSIP Setup - $[ ] /CUSIP
▪	Expedited CUSIP Setup - $[ ] /CUSIP (Less than 35 days)

Advisor’s Signature below acknowledges approval of the 5 pages of fee schedules on this Exhibit O.

Hilton Capital Management, LLC

By:____________________________

Printed Name:___________________

Title:___________________________             Date:________________________